Exhibit 4.5
                        SETTLEMENT AND RELEASE AGREEMENT

     This Settlement and Release Agreement (the "Agreement") is entered into effective April 30, 2003 by and between PROCERA NETWORKS, INC., a Delaware corporation, (the "Company") and _______________ ("Employee"). The Parties to this Agreement are sometimes collectively referred to herein as the "Parties".

                                    RECITALS

          A. Employee was hired by the Company on May 1, 2002 and was laid off by the Company on March 31, 2003.

          B. Employee contends he is owed wages for services provided during his period of employment.

                                    AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. INCORPORATION OF RECITALS. The above Recitals are incorporated herein by this reference.

     2. CONSIDERATION. In consideration for the execution of this Agreement, the Company shall, on or before May 12, 2003, pay the sum of $___________ in cash and ___________ shares of the Company's common stock to Employee.

     3.   RELEASES.

     (a) Employee, for himself, his successors, assigns and agents, hereby acquits and forever releases, waives and discharges any and all claims, causes of action, defenses or other rights of any kind, whether equitable or legal, known or unknown, which he may have had, have now, or have in the future against the Company, its agents, servants, representatives, directors, employees, officers, shareholders, successors and assigns, arising out of or in connection with the Released Matters or otherwise.

     (b) The Company, for itself, its successors, assigns and agents, hereby acquits and forever releases, waives and discharges any and all claims, causes of action, defenses or other rights of any kind, whether equitable or legal, known or unknown, which it may have had, have now, or have in the future against Employee, his agents, servants, representatives, successors and assigns, arising out of or in connection with the Released Matters or otherwise.

     (c) Released Matters. The releases contained herein are intended to be full and complete releases of the Parties from all liability relating to the employment of Employee with the Company (referred to herein as the "Released
Matters"),  including  without  limitation:


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          (i)  any  compensation  paid  or  owed  to  Employee  and  all  claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

          (ii) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

          (iii) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1981, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

          (iv) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (v)  any  and  all  claims  for  attorneys'  fees  and  costs.

Employee acknowledges and agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever. This release does not extend to any obligations incurred under this Agreement.

     4. WAIVER. Each party represents to the other that it understands the meaning and effect of Section 1542 of the California Civil Code, which provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY EFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Parties hereto assume the risk of any and all unknown, unanticipated or misunderstood claims, causes of action or other rights released by this Agreement, and they hereby expressly WAIVE and release all rights and benefits
                                       -----
which they might otherwise have had under the above-quoted provision of the California Civil Code or any other relevant statutory or common law provision.

     5. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. Employee has full power and authority to enter into this Agreement and the releases set forth herein. This Agreement constitutes the valid and binding obligation of Employee, enforceable in accordance with the terms hereof.


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     6.   MISCELLANEOUS.

          (A)  WARRANTY  OF  NON-ASSIGNMENT.  Each  party  hereto represents and
               ----------------------------
warrants that he, or it, has not sold, transferred, conveyed, assigned or hypothecated any of the rights, claims or causes of action released herein.

          (B)  WARRANTY  OF  AUTHORIZED  SIGNATORIES.  Each  signatory  hereto
               -------------------------------------
warrants and represents that he, she or it is competent and authorized to enter into this Agreement on behalf of the party for whom he, she or it purports to sign, and that the Agreement is executed on behalf of a valid legal entity which has the full right and authority to undertake or forbear any action contemplated by this Agreement. Each signatory hereto agrees to indemnify and hold harmless each other party hereto against any claim, suit or demand, including necessary expenses of investigation and reasonable attorneys' fees, in which it may be asserted that he, she or it was not competent and/or so authorized to execute this Agreement and receive the consideration therefore.

          (C)  COMPROMISE.  The  Agreement  is  the  result  of  a compromise of
               ----------
disputed claims between the Parties and shall never at any time for any purpose be considered an admission of liability or responsibility on the part of the Parties herein released, nor shall the payment of any sum of money or other form of consideration for the execution of this Agreement constitute or be construed as an admission of any liability whatsoever by any of the Parties herein released who continue to deny such liability and to disclaim such responsibility.

          (D)  ATTORNEYS'  FEES.  The  Parties hereto acknowledge and agree that
               ----------------
each of them is to bear his, or its own costs, expenses and attorneys' fees arising out of or connected with the negotiation, drafting and execution of this Agreement, and all other matters arising out of or connected therewith, except in the event any action is brought by any party hereto to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

          (E)  GOVERNING LAW.  This Agreement shall be interpreted in accordance
               -------------
with and governed in all respects by California law. Any dispute arising from this Agreement shall be resolved by and through the American Arbitration Association, located in the county of Santa Clara, California.

          (F)  SEVERABILITY.  If  any provision, or any part of any provision of
               ------------
this Agreement shall for any reason be held to be invalid, unenforceable or contrary to public policy or any law, then the remainder of this Agreement shall not be affected thereby.

          (G)  COUNTERPARTS.  This  Agreement  may  be executed in any number of
               ------------
counterparts and signature pages and by different Parties on separate counterparts or signature pages each of which, when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument. It is the intention of the Parties hereto that this Agreement shall have absolutely no force or effect until all counterparts are duly executed and the effective date of this Agreement shall be the date upon which the last counterpart is executed.


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          (H)  ENTIRE  AGREEMENT.  This  Agreement  contains  the  entire
               -----------------
understanding between and among the Parties with regard to the matters herein set forth, and its terms are contractual and not merely recital. There are no representations, warranties, agreements, arrangements, undertakings, oral or written, between or among the Parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

          (I)  MODIFICATION.  This  Agreement  may  not  be  altered,  amended,
               ------------
modified, extended or otherwise changed in any respect or particular, except by a writing executed by all of the Parties affected. Any such modification of any one provision shall not constitute a modification of any other provision not expressly modified.


     7. CALIFORNIA EVIDENCE CODE SECTION 1152. This Agreement and the terms of any settlement offer made by the Company is governed by California Evidence Code Section 1152, and therefore are confidential and inadmissible in any legal proceeding, other than a matter arising out of a dispute concerning this Agreement.


     IN WITNESS WHEREOF, the undersigned have executed this release agreement as of the date set forth above.


THE COMPANY:                    PROCERA NETWORKS, INC.

                              By:____________________________
                                      Douglas J. Glader

                              Title:  CEO

                              [See Schedule 1]
EMPLOYEE:                     -------------------------------


                              Address:     ____________________________
                                           ____________________________

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
                                   SCHEDULE 1
                                   ----------

                 SIGNATORIES TO SETTLEMENT AND RELEASE AGREEMENT

SIGNATORY                                   DATE
-----------------------------------------  -------
Douglas J. Glader                          4/30/03
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Jay R. Zerfoss                             4/30/03
-----------------------------------------  -------
Christopher Claudatos                      4/30/03
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Magnus Hansen                              4/30/03
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John McQuade                               4/30/03
-----------------------------------------  -------
Gregory Dewing                             4/30/03
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Ravinder Pahwa                             4/30/03
-----------------------------------------  -------
John O'Shaughnessy                         4/30/03
-----------------------------------------  -------
Heidar Javadi                              4/30/03
-----------------------------------------  -------
Anthony Le                                 4/30/03
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Keith Andrews                              4/30/03
-----------------------------------------  -------
Eric Glader                                4/30/03
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Daniel Ching                               4/30/03
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William Ge                                 4/30/03
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Tai Nguyen                                 4/30/03
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Sean Hou                                   4/30/03
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Pieter Wiersma                             4/30/03
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Nahid Amiri                                4/30/03
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Henry Pham                                 4/30/03
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Thanh Phan                                 4/30/03
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Nai-Cheng Chao                             4/30/03
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James Moon                                 4/30/03
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


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